Moody National Reit I, Inc. 8-K

EXHIBIT 10.4

RENEWAL, EXTENSION AND MODIFICATION AGREEMENT

THE STATE OF TEXAS	§
§ KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF TARRANT	§

This Renewal, Extension and Modification Agreement (the “Agreement”) is made and entered into on the 3rd day of June, 2011, but effective as of the 5th day of May, 2011 (“Effective Date”), by and between MNHP NOTE HOLDER, LLC, a Delaware limited liability company, whose address for purposes of notice is 6363 Woodway, Suite 110, Houston, Texas 77057 (“Lender”), and MOODY NATIONAL HP GRAPEVINE TRUST, a Delaware statutory trust, whose address for purposes of notice is 6363 Woodway, Suite 110, Houston, Texas 77057 (“Borrower”).

WITNESSETH:

WHEREAS, PATRIOT BANK, a Texas banking association (“Patriot”), extended to Borrower a loan in the original principal amount of THIRTEEN MILLION AND NO/100 DOLLARS ($13,000,000.00) (the “Loan”) in accordance with the terms of the Loan Documents (as hereinafter defined), such Loan being evidenced, in part, by the following instruments:

(1)           that certain Real Estate Lien Note (Non-Recourse) (the “Note”) dated August 5, 2008, from Borrower payable to the order of Patriot in the original principal amount of the Loan;

(2)           that certain Deed of Trust, Security Agreement and Financing Statement (the “Deed of Trust”) of even date therewith from Borrower to GARY S. GUNN, Trustee, recorded under Clerk’s File No. D208315128 of the Official Public Records of Tarrant County, Texas;

(3)           that certain Assignment of Rents (the “Assignment of Rents”) of even date therewith from Borrower to Patriot, recorded under Clerk’s File No. D208315129 of the Official Public Records of Tarrant County, Texas;

(4)           that certain Commercial Loan Agreement of even date therewith between Borrower and Patriot, as amended and restated by that certain Amended and Restated Commercial Loan Agreement dated March 5, 2010 (as so amended and restated, the “Loan Agreement”) by and between Borrower and Patriot; and

(5)           that certain Modification Agreement (“Modification Agreement”) dated March 5, 2010, by and between Borrower, Master Tenant and Patriot, recorded under Clerk's File No. D210064198 of the Real Property Records of Tarrant County, Texas.

WHEREAS, the aforementioned Deed of Trust and Assignment of Rents relate to the following-described real property and improvements (hereinafter the “Property”):

Tract I:
Being Lot One (1), Block Six (6) of Grapevine Mills Addition, an addition to the City of Grapevine, Tarrant County, Texas, according to the plat thereof recorded in Cabinet A, Slide 4713, Plat Records, Tarrant County, Texas, said lot being more particularly described by metes and bounds in attached Exhibit "A";

Tract II:
Non-Exclusive Easement Rights contained in Declaration of Restrictions and Reciprocal Easement Agreement dated July 9, 1996, filed July 10, 1996, recorded in Volume 12429, Page 2207, Deed Records, Tarrant County, Texas;

Tract III:
Non-Exclusive Easement Rights created in Master Declaration of Easements, Covenants, Conditions and Restrictions, dated April 18, 1997, filed April 28, 1997, recorded in Volume 12747, Page 494, Deed Records, Tarrant County, Texas; as amended by First Amendment to Master Declaration of Easements, Covenants, Conditions and Restrictions filed July 22, 1997, recorded in Volume 12842, Page 397, Deed Records, Tarrant County, Texas, in and to the Project Roads, the Project Sidewalks and/or Common Areas, as defined therein; and

Tract IV:
Non-Exclusive Easement Rights created in that certain Signage and Access Agreement dated December 19, 1998, filed for record in Volume 13576, Page 270, Deed Records, Tarrant County, Texas;

WHEREAS, Patriot has transferred and assigned the Note, the Deed of Trust, the Assignment of Rents and all other liens and security interests securing the Note to Lender, such assignment being evidenced, in part, by the following instruments (the “Assignment Documents”):

(1)	Allonge Endorsement of even date therewith by Patriot in favor of Lender; and

(2)	Assignment of Note and Liens of even date therewith by Patriot in favor of Lender.

WHEREAS, the Deed of Trust, the Assignment of Rents, all instruments, documents, and agreements executed by or on behalf of the Borrower to guaranty or provide collateral security for the Loan (hereinafter collectively called the "Security Documents"), the Note, all extensions, renewals, and modifications thereof, the Loan Agreement and each and every other document and instrument executed in connection with the Loan (together with the Security Documents being hereinafter collectively called the “Loan Documents”) are hereby incorporated by reference for all purposes to the same extent as if set out herein verbatim and each reference herein to any such documents shall refer to such documents as each may be modified by all extensions, renewals, and modifications;

WHEREAS, Lender and the Borrower desire to: (i) renew and extend the maturity date of the Note and Liens (hereinafter defined) to February 1, 2018; and (ii) make certain other modifications to the Loan Documents as set forth herein;

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the terms and covenants and agreements contained in the Loan Documents and this Agreement, Lender and the Borrower hereby agree that:

(1)
Status of Loan.  As of the Effective Date, the principal balance of the Note is TWELVE MILLION SEVEN HUNDRED FIFTY-NINE THOUSAND ONE HUNDRED NINETY-NINE AND 49/100 DOLLARS ($12,759,199.49). As of the Effective Date, no funds remain available to be disbursed under the Note.  Concurrently herewith and as a condition hereof, Borrower has paid all accrued interest and fees due and owing on the Loan as of the Effective Date.  Borrower further hereby acknowledges that, as of the Effective Date, there are no defenses, counterclaims or setoffs to or against payment of the Loan, as modified hereby.

(2)	Modification of Note. As of the Effective Date, the Note shall be and hereby is modified as follows:

(a)
Interest Rate.  From and after the Effective Date, interest on the Note shall be computed at the Stated Rate (hereinafter defined), but in no event to exceed the Maximum Rate (as such term is defined in the Note); with adjustments to the Stated Rate to be made pursuant to the schedule set forth below, and adjustments due to changes in the Maximum Rate to be made on the effective date of any change in the Maximum Rate; such interest payable as it accrues on the maturity date of each of the installments described below, on the then unpaid principal balance of this Note.  “Stated Rate” means the following:

(i)	until the First Change Date (as hereinafter defined), a fixed rate of five and fifteen one hundredths percent (5.15%) per annum;

(ii)
beginning on the First Change Date and continuing until the Second Change Date (as hereinafter defined), a fixed rate equal to (a) the Prime Rate (as hereinafter defined) in effect as of the First Change Date, plus (b) one and nine tenths percent (1.90%) (hereinafter called the “Margin Percentage”); and

(iii)	beginning on the Second Change Date and continuing through the Maturity Date, a fixed rate equal to (a) the Prime Rate in effect as of the Second Change Date, plus (b) the Margin Percentage.

(b)
Installment Payments.  As of the Effective Date, Borrower and Lender agree that the Note, as modified, shall be and hereby is due and payable in eighty-one (81) remaining monthly installments, the first fifteen (15) monthly installments being in the amount of SEVENTY THOUSAND FOUR HUNDRED THIRTY-FOUR AND 49/100 DOLLARS ($70,434.49), the sixteenth (16th) through eightieth (80th) monthly installments being calculated and adjusted as set forth in the following paragraph, and the eighty-first (81st) and final installment being in the amount of the balance of principal and accrued interest then due on the Note. The first such installment is due and payable on June 5, 2011, and the remaining installments are due and payable in consecutive order on the same day of each and every succeeding calendar month thereafter until the Maturity Date, when all sums called for under the Note shall be due and payable in full.

(c)
Payment Recasting Provision.  Notwithstanding the interest rate and payment amounts specified in paragraphs 2(a) and 2(b) above, (a) on August 21, 2012 (the “First Change Date”), the interest rate charged under the Note will be increased or decreased to equal the Stated Rate as of the First Change Date (but in no event to exceed the Maximum Rate), and (b) on August 21, 2015 (the “Second Change Date”), the interest rate charged under the Note will be increased or decreased to equal the Stated Rate as of the Second Change Date (but in no event to exceed the Maximum Rate).  Following the First Change Date and the Second Change Date, the monthly installments of principal and interest will be increased or decreased to an amount sufficient to fully amortize the remaining principal balance and interest thereon at the then-current Stated Rate over a period ending March 5, 2041, at the new interest rate.  Payee will give written notice to Maker of any changes in the interest rate and payments and Payee will use commercially reasonable efforts to provide such notice to Maker no later than five (5) business days prior to the relevant change date.  Such notice will be considered as given when deposited in the United States mail, postage prepaid, addressed to Maker at the address specified in the Deed of Trust referred to below.

(d)	Maturity Date. The Maturity Date of the Note (as defined therein) is hereby extended to February 1, 2018.

(3)	Modification of Loan Agreement. Borrower and Lender agree that the Loan Agreement shall be and hereby is modified as follows:

(a)	The definition of “Cash Flow” in Section 1.02 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“Cash Flow” means, for any period, all actual income from the Property for such period minus (i) ordinary operating expenses, including, as applicable, the Management Fee (which shall not exceed the Management Fee Cap) and (ii) a monthly escrow deposit for ad valorem taxes and insurance premiums on the Property, for such period.

(b)	The definition of “Modification Fee” in Section 1.02 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“Modification Fee” means a Modification Fee payable by Master Tenant to Lender in the amount of One Hundred Fifty-Nine Thousand Eight Hundred Seventeen and 83/100 Dollars ($159,817.83).

(c)	Section 2.06 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“Section 2.06Modification Fee. The Master Lease shall be amended to require Master Tenant to pay the modification fee to Lender, and Lender shall be entitled to receive the same in addition to amounts due under the Note.”

(d)	Section 5.07 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

“Section 5.07Debt Service Coverage Ratio.   Borrower covenants that, commencing with the semi-annual calendar period ending December 31, 2011, and continuing with each semi-annual calendar period thereafter, it shall have a Debt Service Coverage Ratio of not less than the ratio designated for such period in the table below.

Semi-Annual Calendar Period Ending	Debt Service Coverage Ratio
12/31/2011	1.00 to 1.00
6/30/2012 and 12/31/2012	1.10 to 1.00
6/30/2013 and 12/31/2013	1.20 to 1.00
6/30/2014, 12/31/2014, and each June 30 and December 31 thereafter during the term of the Loan	1.25 to 1.00

(4)
Characterization of Cash Flow Reserve Account and FF&E Reserve Account.  Lender and Borrower agree and acknowledge that the Cash Flow Reserve Account and FF&E Reserve Account, as required under Section 5.10 of the Loan Agreement and Section 5 of the Modification Agreement, were incorrectly characterized as Borrower accounts.  Lender and Borrower further agree and acknowledge that each of the Cash Flow Reserve Account and FF&E Reserve Account are, and always have been, Master Tenant accounts.  These Reserve Accounts shall be established and maintained by the Master Tenant at all times during the term of the Loan, including any renewal term.

(5)
FF&E Reserve Account.  The Master Lease may be amended to allow Master Tenant to make deposits into the FF&E Reserve Account, as required under Section 5.10(b) of the Loan Agreement, only to the extent such funds are available after the priority payments set forth in Section 6 below.

(6)
Application of Cash Flow.  The Master Tenant will apply any and all Cash Flow until the Cash Flow Reserve Account and the FF&E Reserve Account are fully funded as set forth in the Master Lease and this Agreement, in the following order of priority:

(a)	First, to Base Rent, as defined in the Master Lease;

(b)	Second, to the Cash Flow Reserve Account, until such account is sufficient to pay the balance of the Modification Fee due by Master Tenant ;

(c)	Third, to the Cash Flow Reserve Account, until such account has an account balance of $400,000; and

(d)	Fourth, to the FF&E Reserve Account.

Base Rent shall be paid to the Borrower, but as an accommodation to Borrower, Master Tenant shall pay directly to Lender (as provided in Section 4.1 of the Master Lease) all principal and interest payments due under the Loan.

(7)
Pledge and Security Agreement.   Borrower, Master Tenant and Lender agree and acknowledge that the pledge of Borrower’s interest in the Cash Flow Reserve Account and the FF&E Reserve Account, as provided for under Pledge and Security Agreement dated March 5, 2010, constitutes the pledge of Borrower’s interest in the Reserve Accounts pursuant to that certain Assignment of Leases and Rents and Security Agreement by and between the Borrower and the Master Tenant, dated August 5, 2008.

(8)
Joinder and Authority of Master Tenant.  Master Tenant is made a party hereto for the purpose of evidencing its agreement with and consent to Paragraphs (4) through (7) above.  The execution, delivery and performance of this Agreement by Master Tenant has been duly authorized by all necessary partnership action and by all necessary limited partnership action of the Master Tenant’s general partner.

(9)
Maturity Date.  As set forth above, the Maturity Date of the Note (as defined therein) is hereby modified to February 1, 2018, and all references in the Loan Documents to any other maturity date are hereby modified and amended to contemplate the Maturity Date set forth herein.

(10)	Appraisals. Lender hereby reserves the right to demand appraisals in the future at Borrower’s sole expense should it be deemed necessary in Lender’s sole and absolute discretion.

(11)
Effect of Modification on Loan Documents; Definitions.  All references to the Note in the Loan Documents are hereby amended to refer to the same document as amended by this Agreement.  All capitalized items not otherwise defined in this Agreement shall have the meanings ascribed to them in the Loan Agreement.

(12)
Conditions Precedent to Effectiveness of Agreement.  The Lender’s obligations under this Agreement are conditioned upon the completion of the following, each of which constitutes a condition precedent to the effectiveness of this Agreement:

(a)
The Borrower and Master Tenant execute and deliver this Agreement to the Lender and it shall be properly recorded in the Official Records of Tarrant County, Texas, with all recording fees paid by the Borrower;

(b)
The Lender has received, at its option, an endorsement to the Loan / Mortgagee Policy of Title Insurance (the “Policy”) previously issued to the Lender on insuring Form T-38 pursuant to Rule P-9. b.(3), covering the liens and security interests granted or created in the Loan Documents, together with an acknowledgment by the applicable title insurance company (collectively the “Title Insurer”) that the liability of the Title Insurer for the payment of any loss or damage under the Policy has not been waived, surrendered or reduced by the execution of this Agreement or the Assignment Documents; and

(c)
The Borrower delivers to the Lender evidence in form and substance satisfactory to the Lender that all taxes and assessments against or affecting the Property have been paid and are current and/or that Borrower has made arrangements for the payment of all unpaid taxes and assessments, which arrangements shall be satisfactory to Lender in its sole discretion.

(13)	Miscellaneous Provisions. The Borrower hereby warrants, represents, reaffirms, acknowledges, and agrees that:

(a)	The Loan is a business loan, as contemplated by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980;

(b)
Each of the representations, warranties, covenants and agreements set forth in the Loan Documents continues in full force and effect as if each were separately stated herein and made as of the Effective Date;

(c)
The Loan Documents, and each and every other document and instrument which evidences or secures payment of the Note represent the valid, enforceable and collectible obligations of the Borrower, and the Borrower further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the aforementioned instruments or documents;

(d)	No event has occurred and no condition exists which would constitute a default under any of the Loan Documents, or this Agreement, either with or without notice or lapse of time, or both;

(e)
Except as specifically modified herein, all of the terms and provisions of the Loan Documents and all other documents and instruments executed in connection with the Note are hereby ratified and reaffirmed by the Borrower, and the Borrower specifically acknowledges the validity and enforceability thereof;

(f)
This Agreement modifies the Note and the Deed of Trust, and in no way acts as a release or relinquishment of liens, security interests and rights (“Liens”) securing payment of the Note, including without limitation, the Lien created by the Deed of Trust.  The Liens are hereby renewed, extended, ratified, and confirmed by the Borrower in all respects.  This Agreement is given, in whole or in part, to evidence the modification, but not discharge or novation, of the Note, the outstanding balance of which is being modified by this Agreement;

(g)
This Agreement, the Loan Documents and all other documents and instruments executed in connection with the Note shall be governed and construed according to the laws of the State of Texas from time to time in effect except to the extent United States federal law permits Lender to contract for, charge, take, receive, or reserve a greater amount of interest; and

(h)
This Agreement and all of the Loan Documents are in full force and effect so nothing herein contained shall be construed as modifying in any manner said Loan Documents except as specifically modified hereby.

(14)
Usury.  No provisions of this Agreement or the Loan Documents shall require the payment or permit the collection, application or receipt of interest in excess of the maximum permitted by applicable state or federal law.  If any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this paragraph shall govern, and neither Borrower nor any endorsers of the Note nor their respective successors, assigns or personal representatives shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law.  It is expressly stipulated and agreed to be the intent of Borrower and Lender to at all times comply with the usury and other laws relating to the Loan Documents and any subsequent revisions, repeals or judicial interpretations thereof, to the extent applicable thereto.  In the event Lender or other holder of the Note ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note and, if upon such application the principal balance of the Note is paid in full, any remaining excess shall be forthwith paid to Borrower and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum interest allowed to be charged by applicable law, Borrower and Lender or other holder hereof shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the Note so that the amount or rate of interest charged for any and all periods of time during the term of the Note is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time.  Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in the Note to “applicable law” for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

(15)
Maximum Lawful Rate of Interest.  Lender hereby advises Borrower that to the extent the Lender is relying on Chapter 303 of the Texas Finance Code, as amended, to determine the "maximum lawful rate of interest" (as defined herein), Lender shall utilize that weekly rate ceiling from time to time in effect as provided in such chapter.  To the extent United States federal law permits Lender to contract for, charge, take, receive, or reserve a greater amount of interest, Lender shall rely on United States federal law instead of such Chapter, for the purposes of determining the "maximum lawful rate of interest" (as defined herein).  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the "maximum lawful rate of interest" (as defined herein) under such Chapter, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.  In no event shall provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the Loan.

(16)
No Waiver or Consent.  Notwithstanding anything to the contrary contained herein or inferred hereby or in any other instrument executed by the Borrower and/or Lender, on or before the Effective Date, the agreements, covenants and provisions contained herein shall constitute the only evidence of Lender’s consent to modify the terms and provisions of the Loan Documents in the manner set forth herein.  Accordingly, no express or implied consent to any further modifications of the Loan or the Loan Documents, whether any such modifications involve any of the matters set forth in this Agreement or otherwise, shall be inferred or implied from Lender’s execution of the Agreement unless evidenced by an express written agreement executed by Lender.  Further, Lender’s execution of this Agreement shall not constitute a waiver (either express or implied) of the requirement that any further modifications of the Loan or any of the Loan Documents shall require the express written approval of Lender, no such approval (either express or implied) having been given as of the Effective Date.

(17)	Successors and Assigns. This agreement shall be binding upon and inure to the benefit of Lender and/or the Borrower and its respective heirs, legal representatives, successors and assigns.

(18)
Payment of Costs and Expenses. As a further condition hereof, Borrower hereby agrees to pay, or reimburse Lender for, all costs and expenses incurred by Lender in connection with this Agreement, including, but not limited to, all recording and filing costs and expenses and all reasonable fees and expenses of Lender’s attorneys.

(19)
Loan Agreement and Financial Covenants.  This Agreement is executed subject to the terms and conditions of the Loan Agreement.  The Borrower hereby ratifies and confirms, in its entirety, the Loan Agreement. The Borrower covenants and agrees that, until final payment and performance in full of the indebtedness, the Borrower shall furnish to Lender all financial information required under, and otherwise comply with all terms and conditions of, the Loan Agreement.

(20)
Document Retention Policy.  The Borrower expressly acknowledges, understands and agrees that Lender’s document retention policy involves the imaging of the Loan Documents and the destruction of the paper originals thereof.  In connection therewith, the Borrower hereby waives any and all rights it has or may have to claim, for any and all purposes whatsoever, that the imaged copy of the Loan Documents are not originals thereof.

(21)
Counterparts.  This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

(22)
Conflicts.  This Agreement relates to the Loan Documents defined above.  To the extent that the provisions of this Agreement are in conflict with the other Loan Documents, then and in that event the provisions this Agreement, as applicable, shall control.

(23)
NO ORAL AGREEMENTS.  THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR TO OR SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTES A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, AND THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.  THIS PROVISION IS INTENDED TO COMPLY WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE.

(24)
RELEASE AND WAIVER OF CLAIMS.  IN CONSIDERATION OF (I) THE MODIFICATION OF CERTAIN PROVISIONS OF THE LOAN DOCUMENTS, AS HEREIN PROVIDED, AND (II) THE OTHER BENEFITS RECEIVED BY  THE BORROWER HEREUNDER,  THE BORROWER HEREBY RELEASES, RELINQUISHES AND FOREVER DISCHARGES LENDER, AS WELL AS ITS PREDECESSORS (INCLUDING, WITHOUT LIMITATION, PATRIOT), SUCCESSORS, ASSIGNS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), OF AND FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY KIND OR CHARACTER, PAST OR PRESENT, WHICH  THE BORROWER MAY HAVE AGAINST THE RELEASED PARTIES ARISING OUT OF OR WITH RESPECT TO (A) ANY RIGHT OR POWER TO BRING ANY CLAIM AGAINST LENDER FOR USURY OR TO PURSUE ANY CAUSE OF ACTION AGAINST LENDER BASED ON ANY CLAIM OF USURY, AND (B) ANY AND ALL TRANSACTIONS RELATING TO THE LOAN DOCUMENTS OCCURRING PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ANY LOSS, COST OR DAMAGE, OF ANY KIND OR CHARACTER, ARISING OUT OF OR IN ANY WAY CONNECTED WITH OR IN ANY WAY RESULTING FROM THE ACTS, ACTIONS OR OMISSIONS OF THE RELEASED PARTIES, INCLUDING, WITHOUT LIMITATION, ANY BREACH OF FIDUCIARY DUTY, BREACH OF ANY DUTY OF FAIR DEALING, BREACH OF CONFIDENCE, BREACH OF FUNDING COMMITMENT, UNDUE INFLUENCE, DURESS, ECONOMIC COERCION, CONFLICT OF INTEREST, NEGLIGENCE, BAD FAITH, MALPRACTICE, INTENTIONAL OR NEGLIGENT INFLICTION OF MENTAL DISTRESS, TORTIOUS INTERFERENCE WITH CONTRACTUAL RELATIONS, TORTIOUS INTERFERENCE WITH CORPORATE GOVERNANCE OR PROSPECTIVE BUSINESS ADVANTAGE, BREACH OF CONTRACT, DECEPTIVE TRADE PRACTICES, LIBEL, SLANDER OR CONSPIRACY, BUT IN EACH CASE ONLY TO THE EXTENT PERMITTED BY APPLICABLE LAW.

(25)
ARBITRATION AGREEMENT AND WAIVER OF JURY TRIAL. THE BORROWER AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF THE BINDING ARBITRATION AGREEMENT AND WAIVER OF JURY TRIAL PREVIOUSLY EXECUTED BY THE BORROWER IN CONNECTION WITH THE LOAN, WHICH IS INCORPORATED BY REFERENCE HEREIN AND IS ACKNOWLEDGED AS RECEIVED BY THE BORROWER.

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SIGNATURE PAGE FOLLOWS.]

WITNESS THE EXECUTION HEREOF effective as of the Effective Date.

BORROWER:

MOODY NATIONAL HP GRAPEVINE TRUST,
a Delaware statutory trust

By:	MOODY NATIONAL HP GRAPEVINE DST MANAGEMENT, LLC, a Delaware limited liability company, its Administrative Manager

By:	MOODY NATIONAL MANAGEMENT, L.P., a Texas limited partnership, its Sole Member

By:	MOODY MANAGEMENT CORPORATION, a Texas corporation, its General Partner

By:	/s/ Brett C. Moody
Brett C. Moody, President

LENDER:

MNHP NOTE HOLDER, LLC,
a Delaware limited liability company

By:	MOODY NATIONAL OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership, its Manager

By:	MOODY NATIONAL REIT I, INC., a Maryland corporation, its General Partner

By:	/s/ Brett C. Moody
Brett C. Moody, CEO

MASTER TENANT:

MOODY NATIONAL HP GRAPEVINE MT, L.P.,
A Delaware limited partnership

By:	MNGP HP GRAPEVINE MT, LLC, a Delaware limited liability company, its General Partner

By:	MOODY NATIONAL MANAGEMENT, L.P., a Texas limited partnership, its sole Member

By:	MOODY MANAGEMENT CORPORATION, a Texas corporation, its General Partner

By:	/s/ Brett C. Moody
Brett C. Moody, President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this the ____ day of June, 2011, by  Brett C. Moody, Individually, as President of Moody Management Corporation, a Texas corporation, General Partner of Moody National Management, L.P., a Texas limited partnership, Sole Member of Moody National HP Grapevine DST Management, LLC, a Delaware limited liability company, Administrative Manager of Moody National HP Grapevine Trust, a Delaware statutory trust, on behalf of the corporation, the limited liability company, the limited partnership and the trust.

Notary Public, State of Texas

Printed or Typed Name of Notary

My commission expires: ________________

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this the ____ day of June, 2011, by  Brett C. Moody, ECO of Moody National REIT I, Inc., a Maryland corporation, General Partner of Moody National Operating Partnership I, L.P., a Delaware limited partnership, Manager of MNHP Note Holder, LLC, a Delaware limited liability company, on behalf of the corporation, limited liability company and the limited partnership.

Notary Public, State of Texas

Printed or Typed Name of Notary

My commission expires: ________________

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this the ____ day of June, 2011, by Brett C. Moody, President of Moody Management Corporation, a Texas corporation, General Partner of Moody National Management, L.P., a Texas limited partnership, Sole Member of MNGP HP Grapevine MT, LLC, a Delaware limited liability company, General Partner of Moody National HP Grapevine MT, L.P., a Delaware limited partnership, on behalf of the corporation, the limited partnerships and the limited liability company.

Notary Public, State of Texas

Printed or Typed Name of Notary

My commission expires: ________________

WHEN RECORDED, RETURN TO: